Exhibit 99.1

Scientific Games Announces Upsizing and Pricing of a Private Offering of an Additional $900 million of 5.000% Senior Secured Notes, €325 million of 3.375% Senior Secured Notes and €250 million of 5.500% Senior Unsecured Notes

LAS VEGAS, Jan. 31, 2018 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today announced that its wholly owned subsidiary, Scientific Games International, Inc. ("SGI"), has priced an additional $900 million principal amount of its 5.000% senior secured notes due 2025 (the "New 5.000% Dollar Notes") at an issue price of 100.0%, €325 million of 3.375% new senior secured notes due 2026 (the "Secured Euro Notes") at an issue price of 100.0% and €250 million of 5.500% new senior unsecured notes due 2026 (the "Unsecured Euro Notes" and, together with the New 5.000% Dollar Notes and the Secured Euro Notes, the "New Notes") at an issue price of 100.0% in a previously announced private offering. This represents a $400 million increase in the original offering amount of the New 5.000% Dollar Notes.

The New 5.000% Dollar Notes will be issued under the same indenture pursuant to which SGI previously issued $350 million of its 5.000% senior secured notes due 2025 (the "Existing Notes"). The New 5.000% Dollar Notes and the Existing Notes will be treated as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, will have terms identical to the Existing Notes, other than issue date and offering price and will have the same CUSIP and ISIN numbers as, and trade together with, the New 5.000% Dollar Notes, except that the New 5.000% Dollar Notes issued in offshore transactions under Regulation S shall be issued and maintained under a temporary CUSIP number during a 40-day distribution compliance period commencing on the issue date.

Scientific Games intends to use the net proceeds of the New Notes offering, together with borrowings under the term loan B facility of its Credit Agreement, to redeem all $2,100 million of its outstanding 7.000% senior secured notes due 2022 (the "2022 Notes"), repay borrowings under its revolving credit facility, pay accrued and unpaid interest thereon plus any related premiums, fees and costs, and pay related fees and expenses of the New Notes offering. The New Notes will be guaranteed on a senior basis by Scientific Games and certain of its subsidiaries. The New 5.000% Dollar Notes and the Secured Euro Notes will be secured by liens on the same collateral that secures indebtedness under Scientific Games' credit agreement.

The offering is currently expected to close on February 14, 2018, subject to customary conditions.

The New Notes will not be registered under the Securities Act of 1933 as amended (the "Securities Act") or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The New Notes will be offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act. The New Notes are not being offered, sold or otherwise made available to any retail investor in the European Economic Area.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor will there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS
Investor Relations:
Mike Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These forward-looking statements include statements related to the terms, timing and completion of the offering of the New Notes; the treatment of the Existing Notes; the intended use of proceeds of the New Notes offering or borrowings under the term loan B facility of our Credit Agreement; and the completion of the partial redemption of the 2022 Notes. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: the inability to consummate the potential refinancing transactions on the terms described herein or at all; the inability to otherwise reduce or refinance our indebtedness; and the risk that we will not use the proceeds in the manner anticipated.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.